UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2019

HUNT COMPANIES FINANCE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
230 Park Avenue, 19th Floor
New York, New York 10169
(Address of principal executive offices)

(212) 521-6323
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01          Regulation FD Disclosure.
On January 15, 2019, Hunt Companies Finance Trust, Inc. (the “Corporation”) issued a notice of redemption pursuant to that certain Articles Supplementary governing its 8.75% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) that the Corporation will redeem all of the outstanding shares of Series A Preferred Stock on February 14, 2019 (the “Redemption Date”). The redemption price for the Series A Preferred Stock will be $25.00 per share, plus accumulated and unpaid dividends thereon to, but excluding, the Redemption Date, in accordance with the provisions of the Articles Supplementary governing the Series A Preferred Stock.
This Current Report on Form 8-K is not an offer to buy, or a notice of redemption with respect to, the Series A Preferred Stock or any other securities.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNT COMPANIES FINANCE TRUST, INC.

Date: January 15, 2019	By:	/s/ James A. Briggs
James A. Briggs
Interim Chief Financial Officer